UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 1, 2010

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-3672	Central Illinois Public Service Company (Illinois Corporation) 607 East Adams Street Springfield, Illinois 62739 (888) 789-2477	37-0211380

1-3004	Illinois Power Company (Illinois Corporation) 370 South Main Street Decatur, Illinois 62523 (217) 424-6600	37-0344645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

Reference is made to Note 14 – Corporate Reorganization under Part I, Item 1, in the Form 10-Q for the quarterly period ended June 30, 2010, of registrants Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), and Illinois Power Company, doing business as AmerenIP (“IP”), for a discussion of the planned merger whereby IP and Central Illinois Light Company, doing business as AmerenCILCO (“CILCO”), will merge with and into CIPS, with CIPS as the surviving entity (the “Merger”). Upon consummation of the Merger, CIPS’ name is to be changed to “Ameren Illinois Company” and the separate legal existence of CILCO and IP terminated.

In accordance with the requirements of the Illinois Business Corporation Act, on September 1, 2010, Ameren Corporation, as the holder of at least two-thirds of the outstanding preferred and common shares, voting as a single class, of each of CIPS and IP, and the holder of at least two-thirds of the outstanding IP preferred stock, voting as a separate class, approved the Merger by written consent in lieu of a shareholder meeting.

This combined Form 8-K is being filed separately by CIPS and IP. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

ILLINOIS POWER COMPANY
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Date: September 1, 2010